UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2019

One Horizon Group, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-36530	46-3561419
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

34 South Molton Street, London W1K 5RG, United Kingdom

 (Address of principal executive offices)(Zip Code)

+44(0)20 7409 5248

 (Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.01 Completion of Acquisition of Disposition of Assets.

On February 4, 2019, One Horizon Group, Inc. (the “Company” or “OHGI”) entered into and consummated an agreement (the “Agreement’) with Banana Whale Studios Pte Ltd (“BWS”), and the founding shareholders of BWS (the “BWS Stockholders”), pursuant to which the Company sold its majority interest in BWS representing 51% of the outstanding shares of BWS (the “BWS Shares”) in exchange for $2,000,000, consisting of $1,500,000 in cash and a $500,000 promissory note bearing interest at 5% per annum payable on December 31, 2019 (the “BWS Note”). Under the BWS Note, BWS can prepay the BWS Note in whole or in part without premium or penalty. Pursuant to the BWS Note, the BWS Stockholders agreed to guarantee the payments of all amounts due thereunder on a limited-recourse basis.

On February 4, 2019, the Company also entered into a Pledge and Escrow Agreement with the BWS Stockholders pursuant to which the BWS Stockholders agreed to place the BWS Shares in escrow as security for payment of the BWS Note.

The Agreement also terminated certain of the remaining obligations under that the Exchange Agreement dated as of May 18, 2018, as amended (the “Exchange Agreement”) which was previously entered into by the Company and the BWS Stockholders, releasing the Company and BWS and the BWS Stockholders from their remaining obligations thereunder. Pursuant to the Exchange Agreement, the Company had agreed to acquire the BWS Shares in exchange for a number of the Company’s shares to be based upon the earnings of BWS.

At the closing of the Exchange Agreement, the Company deposited 7,383,000 shares of its common stock (the “OHGI Shares”) into an escrow account for the benefit of the BWS Shareholders. Under the Agreement, the Company agreed to leave the OHGI Shares in escrow and together with the BWS Stockholders, to instruct the escrow agent that the OHGI shares will remain in escrow for a period of at least 90 days pending an absence of asserted claims under the Agreements indemnification provisions.

The foregoing descriptions of the Agreement, the BWS Note, and the Pledge and Escrow Agreement, do not purport to be complete and are qualified in their entirety by reference to the full text of the documents, copies of which are filed as Exhibits 10.1, 10.2 and 10.3. respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On February 5, 2019, the Company issued a press release announcing that it had entered into and consummated the Agreement. A copy of the press release is attached as Exhibit 99.1.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Agreement dated as of February 4, 2019.
10.2	Promissory Note of Banana Whale Studios Pte Ltd dated February 4, 2019.
10.3	Pledge and Escrow Agreement dated as of February 4, 2019.
99.1	Press Release issued on February 5, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE HORIZON GROUP, INC.

Date: February 5, 2019	By:	/s/ Martin Ward
Martin Ward
Chief Financial Officer